EXHIBIT 10.2

Name of Employee: «FIRSTNAME» «LASTNAME» No. of Shares: «    »

PEAPACK-GLADSTONE FINANCIAL CORPORATION
RESTRICTED STOCK UNIT AWARD AGREEMENT (“AGREEMENT”)

PEAPACK-GLADSTONE FINANCIAL CORPORATION, a New Jersey corporation (“Company”), this ____ day of __________, _____ (“Award Date”) hereby grants to «FIRSTNAME» «LASTNAME» (“Employee”), an employee of the Company or a subsidiary thereof, pursuant to the Company’s 2021 Long-Term Stock Incentive Plan (as amended from time to time, the “Plan”), a restricted stock unit award in the amount and on the terms and conditions hereinafter set forth. Each restricted stock unit represents the unfunded right to receive one share of the Common Stock, no par value, of the Company (“Share”) subject to the restrictions set forth herein (“Restricted Stock Unit”).

1.
Incorporation by Reference of Plan. The provisions of the Plan, a copy of which is being furnished herewith to the Employee, are incorporated by reference herein and shall govern as to all matters not expressly provided for in this Agreement. Capitalized terms not defined herein have the meanings set forth in the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.

2.
Award of Restricted Stock Units. The Company hereby awards the Employee «   » Restricted Stock Units (the “Units”).  A record of the Units awarded hereunder shall be evidenced by the Company in restricted book entry accounts maintained for the Employee by the Company’s transfer agent, or such other administrator designated by the Committee, until payment of the purchase price, if any, is made by or on behalf of the Employee and all the restrictions (“Restrictions”) specifically set forth in this Agreement and in Section 9(c) of the Plan with respect to the Units shall expire or be cancelled and all required tax withholding obligations are satisfied, at which time the Company shall issue to the Employee a stock certificate (or an applicable book entry shall be made in the book entry account maintained for the Employee) with respect to such Shares underlying the vested Units, free of all Restrictions. The Units shall have no voting rights. The Units shall be credited with Dividend Equivalents as set forth in Section 9(d) of the Plan. However, any Dividend Equivalents paid on the Units shall be credited to the restricted book entry account maintained on the Employee’s behalf until the Restrictions with respect to the Units upon which such Dividend Equivalents were paid, expire or are cancelled, at which time the Company shall evidence the delivery to the Employee of all such Dividend Equivalents, with interest, if any. If the Employee forfeits any Units awarded hereunder, such Units and any Dividend Equivalents with respect thereto, with interest, if any, shall automatically revert to the Company (without any payment by the Company to the Employee) and shall no longer be reflected in the restricted book entry account maintained for the Employee.

3.
Restrictions. (a)Vesting. The Units and related Dividend Equivalents shall not be delivered to the Employee and may not be sold, assigned, transferred, pledged or otherwise encumbered by the Employee until such Units have vested in the Employee in accordance with the following schedule:

Percentage of Units Vesting	Date of Vesting
33%	1 yr after Award Date
33%	2 yrs after Award Date
34%	3 yrs after Award Date
Total: 100%	3 yrs after Award Date

(b) Forfeiture. Units not yet vested (and any related Dividend Equivalents and interest) shall be forfeited and automatically transferred to the Company upon the Employee’s ceasing to be employed by the Company and its subsidiaries for any reason other than death, Disability, Retirement or termination without Cause or resignation with Good Reason within two years after a Change in Control. Upon termination of employment by reason of death, Disability or Retirement, or termination without Cause or resignation with Good Reason within two years after a Change in Control, all restrictions upon the Units shall thereupon immediately lapse. The Plan defines Retirement as follows:

“Retirement” means the retirement from active employment of an employee or officer, but only if such person meets all of the following requirements: (i) he has a minimum combined total of years of service to the Company or any Subsidiary (excluding service to any acquired company) and age equal to eighty (80), (ii) he is age sixty-two (62) or older, and (iii) he provides six (6) months prior written notice to the Company of the retirement.

If the Employee retires but fails to meet such conditions, he or she shall not be deemed to be within the definition of Retirement for any purpose under the Plan and this Agreement.

4.
Registration. If Shares are issued in a transaction exempt from registration under the Securities Act of 1933, as amended, then, if deemed necessary by Company’s counsel, as a condition to the Company issuing the Shares underlying the vested Units, the Employee shall represent in writing to the Company that he or she is acquiring the Shares for investment purposes only and not with a view to distribution or resale, and any certificates representing the Shares shall bear the following legend:

“These shares have not been registered under the Securities Act of 1933, as amended. No transfer of the shares may be effected without an opinion of counsel to the Company stating that the transfer is exempt from registration under the Securities Act of 1933 and any applicable state securities laws or that the transfer of the shares is covered by an effective registration statement with respect to the shares.”

5.	Acceptance of Provisions. The execution of this Agreement by the Employee shall constitute the Employee’s acceptance of and agreement to all of the terms and conditions of the Plan and this Agreement.

6.
Notices. All notices and other communications required or permitted under the Plan and this Agreement shall be in writing and shall be given either by (i) personal delivery or regular mail, in each case against receipt, or (ii) first class registered or certified mail, return receipt requested. Any such communication shall be deemed to have been given (a) on the date of receipt in the cases referred to in clause (i) of the preceding sentence and (b) on the second day after the date of mailing in the cases referred to in clause (ii) of the preceding sentence. All such communications to the Company shall be addressed to it, to the attention of its Secretary, at its then principal office and to the Employee at his or her last address appearing on the records of the Company or, in each case, to such other person or address as may be designated by like notice hereunder. Notice may also be provided to the Secretary of the Company or to the Employee by facsimile or electronic mail, and any such communication shall be deemed to be effective upon receipt, provided confirmation of transmission is electronically generated and kept on file by the sending party.

7.
Taxes. The Employee generally will be subject to tax at ordinary income rates on the fair market value of the Shares underlying the Units and accrued Dividend Equivalents at the time they are received by the Employee. The foregoing statement of tax consequences is intended only as a generalized statement of current Federal tax law (as in existence on the date of this Agreement) and the Employee should consult his or her tax consultant to determine the specific tax consequences of this award from time to time. In accordance with Section 19(b) of the Plan, the Company will have the power to withhold, or require the Employee to remit to the Company promptly upon notification of the amount due, an amount sufficient to satisfy

8.
Federal, state and local withholding tax requirements with respect to the vesting of the Units, and delivery of the Shares shall not occur unless and until such requirements are satisfied. If requested by the Employee in advance, the Committee shall cancel Shares to be delivered to the Employee having a Fair Market Value, on the day preceding the date of delivery of the Shares underlying the Units, equal to the aggregate required tax withholding in connection with delivery of such Shares, and apply the value of such Shares as payment for the Employee’s aggregate required tax withholding. A sample form to be used in making this request is attached.

9.
Miscellaneous. This Agreement and the Plan contain a complete statement of all the arrangements between the parties with respect to their subject matter, and this Agreement cannot be changed except by a writing executed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed exclusively in New Jersey. The headings in this Agreement are solely for convenience of reference and shall not affect its meaning or interpretation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PEAPACK-GLADSTONE FINANCIAL CORPORATION	EMPLOYEE

By: ____________________________________________	By:______________________________________
Signature of Employee

**THIS FORM MUST BE SUBMITTED IN ADVANCE OF VESTING AND MAY ONLY BE SUBMITTED WHEN NO BLACKOUT PERIOD IS IN EFFECT.**

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Tax Withholding Election Form

The undersigned has received, pursuant to the Company’s 2021 Long-Term Incentive Plan (the “Plan”), the unfunded right to receive shares of the Common Stock, no par value, of the Company (“Restricted Stock Units”) subject to the restrictions set forth in a Restricted Stock Unit Award Agreement (the “Agreement”) dated _________. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Plan.

With respect to the satisfaction of any and all withholding tax obligations that may arise upon delivery of Shares underlying the Restricted Stock Units and pursuant to Section 7 (Taxes) of the Agreement, the undersigned hereby voluntarily elects (please choose one and initial on the space provided):

(i)
to have the Company withhold a number of shares of Common Stock otherwise issuable or deliverable sufficient to cover the undersigned’s withholding tax obligations in connection with the delivery of Shares underlying the Restricted Stock Units subject to the Agreement, with the number of withheld shares determined based on the fair market value as of the date preceding the delivery date.

(ii)	to withdraw the voluntary election dated _______ in connection with the delivery of Shares underlying the Restricted Stock Units pursuant to the Agreement.

The undersigned understands that the Company shall defer issuance and delivery of Common Stock until all tax withholding requirements are satisfied.

The vesting of the Restricted Stock Units subject to the Agreement may at times occur during a blackout period. In such an event, you would be unable to elect to have shares of Common Stock withheld to cover withholding tax obligations. Thus, consistent with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, where item (i) above is checked, this Tax Withholding Election Form serves as your authorization to have the Company withhold a number of shares of Common Stock otherwise issuable or deliverable sufficient to cover the undersigned’s withholding tax obligations in connection with the delivery of Shares pursuant to the Agreement.

By executing this Tax Withholding Election Form, the undersigned represents and warrants that as of the date hereof he/she is not aware of any material nonpublic information with respect to the Company or any of its securities.

DATE:_______________________________	__________________________________________
[NAME]

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